EXHIBIT 21
THE HALLWOOD GROUP INCORPORATED AND SUBSIDIARIES
ACTIVE SUBSIDIARIES OF THE REGISTRANT
AS OF FEBRUARY 28, 2007

Name	State or Country
Brookwood Companies Incorporated	Delaware